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                                                                     Exhibit 5.1
                           McCausland, Keen & Buckman
                             Radnor Court, Suite 160
                           259 N. Radnor-Chester Road
                           Radnor, Pennsylvania 19087

                                 August 11, 2003





Neoware Systems, Inc.
400 Feheley Drive
King of Prussia, Pennsylvania 19406

Ladies  and Gentlemen:

         We are furnishing this opinion to you in connection with a registration statement on Form S-3 filed by Neoware Systems, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the "Securities Act") (together with any amendments or supplements thereto, the "Registration Statement") with respect to (a) the proposed issuance and sale from time to time pursuant to Rule 415 ("Rule 415") under the Securities Act, by the Company of (i) shares of its common stock, $0.001 par value per share (the "Common Stock"), (ii) shares of its preferred stock, $0.001 par value per share (the "Preferred Stock"), in one or more series, (iii) senior and subordinated debt securities of the Company (the "Debt Securities") and (iv) warrants to purchase any of the securities described above (the "Warrants"), each on terms to be determined at the time of sale (the Common Stock to be issued and sold by the Company is referred to herein as the "Company Common Stock," and the Company Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the "Securities"), having an aggregate offering price of up to U.S. $100,000,000 or the equivalent thereof in any other currency or currency unit and (b) the proposed sale from time to time pursuant to Rule 415 by certain selling stockholders (the "Selling Stockholders") of up to 1,500,000 shares of Common Stock of the Company (the "Selling Stockholder Common Stock"). The Securities and the Selling Stockholder Common Stock are to be sold pursuant to the Registration Statement.

         We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, instruments and laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

         1. With respect to the Company Common Stock, when (a) the Board of Directors or a duly authorized committee of the Board of Directors of the Company (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Company Common Stock and related matters and (b) certificates representing the shares of Company Common Stock


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Neoware Systems, Inc.
August 11, 2003
Page 2

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have been duly executed, countersigned, registered and delivered either (i) in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the Company Common Stock will be validly issued, fully paid and nonassessable.

         2. With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, and (b) certificates representing the Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or
(ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the Preferred Stock will be validly issued, fully paid and nonassessable.

         3. With respect to the Debt Securities, when (a) the trustee is qualified to act as such under the Indenture pursuant to which such Debt Securities are issued (the "Indenture"), (b) the trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (d) the Indenture pursuant to which such Debt Securities are issued has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (f) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (g) the Debt Securities have been duly executed, authenticated, issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, the Debt Securities to be issued under the Indenture will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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Neoware Systems, Inc.
August 11, 2003
Page 3

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         4. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters, and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         5. With respect to shares of Selling Stockholder Common Stock, they have been duly authorized and validly issued, fully paid and non-assessable.

         In connection with our opinions expressed above, we have assumed that:
(i) at or prior to the time of the delivery of any Security by the Company or Selling Stockholder Common Stock by the Selling Stockholders, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities or Selling Stockholder Common Stock are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby; (iv) the authorization of such Security offered thereby will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security or Selling Stockholder Common Stock; (v) all Securities or Selling Stockholder Common Stock will be issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or term sheet; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Securities issuable upon conversion or exercise of any Security being offered or issued will be duly authorized, and, if appropriate, reserved for issuance. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
         We are admitted to the practice of law in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the Delaware General Corporation Law.


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Neoware Systems, Inc.
August 11, 2003
Page 4

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         We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in either Prospectus or in any Prospectus Supplement constituting a part of the Registration Statement, and in any amendment or supplement thereto. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                           Sincerely

                                           McCausland, Keen & Buckman


                                           By:  /S/ Nancy D. Weisberg
                                              -------------------------------
                                           Nancy D. Weisberg, Vice President